Upland Software Announces Acquisition, Raises Guidance
Acquisition of Cimpl creates first IT Financial Management Cloud with enterprise-class Telecom Expense Management capabilities

AUSTIN - August 22, 2019 /Business Wire/ - Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, has acquired Cimpl, a leading cloud-based telecom expense management platform. The addition of Cimpl to Upland’s Project & Financial Management Solution Suite creates the market’s first IT Financial Management Cloud (ITFM Cloud) with enterprise-class IT financial management and full lifecycle telecom expense management, enabling enterprises to measure, manage, and align IT and telecom assets and spending at scale. The acquisition adds approximately $8 million in annualized revenues and will be immediately accretive to Upland's Adjusted EBITDA per share.

“Acquiring Cimpl enables Upland to offer the market’s first IT Financial Management Cloud that combines IT and telecom expense management,” said Jack McDonald, chairman and CEO of Upland Software. “Moreover, this transaction is immediately accretive to Adjusted EBITDA per share and takes Upland to a $228 million annualized revenue run rate. Our acquisition pipeline is robust, and we are actively pursuing additional opportunities to build out our solution suites.”

Enterprise IT spending was over $3 trillion last year, with telecom spending representing 18% of the total. Against an increasingly complex background of legacy, on-premise and cloud-based spending, including owned and third-party IT, hardware, software and services, mobility and fixed telecom, machine to machine, and Unified Communications assets, enterprises struggle to achieve measurable and repeatable cost savings and strategic alignment with their broader digital business transformation objectives. With Cimpl, Upland can address these objectives directly by offering a comprehensive ITFM Cloud that combines IT financial management (including Bill of IT, consumption and demand management, holistic application management, cloud cost management, visual modeling, call accounting, and showback/chargeback) with enterprise-class telecom expense management (from provisioning through usage, contract, and invoice management, to cost allocation and end-user IT and technology self-service capabilities). In addition, Upland’s proven project & portfolio management platform enables IT and business decision makers to drive, manage, and measure complex digital business transformation initiatives.

“Enterprises are looking for solutions that can help them accelerate their digital business strategy while keeping technology costs under control,” said Mounir Hilal, Upland’s chief customer officer and executive vice president of Project and IT Management Solutions. “Upland’s Project & Financial Management solution suite manages more than $7 billion in IT and telecom spend, more than 10.5 million assets and services, and over 1 million IT-related projects,” he added. “With Cimpl’s powerful telecom expense management platform, Upland delivers a unique enterprise-grade, solution suite that enables organizations to optimize technology investments and drive their continued digital business transformation.”

The purchase price paid for Cimpl was $23.1 million in cash at closing, and a $2.6 million cash holdback payable in 12 months (subject to indemnification claims). Upland expects the acquisition to generate annual revenue of approximately $8.0 million, of which $7.4 million is recurring, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting, estimated as $0.4 million for the remainder of 2019. The acquisition is within Upland's target price range of 5-8x pro forma Adjusted EBITDA and will generate at least $3.6 million in Adjusted EBITDA annually once fully integrated. The acquisition will be immediately accretive to Upland's Adjusted EBITDA per share.

Business Outlook
Upland today also announced that it has raised its second quarter and full year 2019 guidance to reflect the Cimpl acquisition, raising revenue, recurring revenue, and Adjusted EBITDA guidance ranges. The increase in 2019 revenue guidance below is net of a reduction for a deferred revenue discount as a result of GAAP purchase accounting and all guidance adjustments are prorated for an effective closing date of August 21, 2019.

For the quarter ending September 30, 2019, Upland expects reported total revenue to be between $54.1 and $56.1 million, including subscription and support revenue between $50.3 and $51.9 million, for growth in recurring revenue of 51% at the mid-point over the quarter-ended September 30, 2018. Third quarter 2019 Adjusted EBITDA is expected to be between $20.1 and $21.1 million, for an Adjusted EBITDA margin of roughly 37% at the mid-point, representing growth of 58% at the mid-point over the quarter-ended September 30, 2018.
For the full year ending December 31, 2019, Upland expects reported total revenue to be between $212.3 and $216.3 million, including subscription and support revenue between $197.5 and $200.7 million, for growth in recurring revenue of 46% at the mid-point over the year ended December 31, 2018. Adjusted EBITDA is expected to be between $78.2 and $80.2 million, for an Adjusted EBITDA margin of roughly 37% at the midpoint, representing growth of 49% at the mid-point over the year ended December 31, 2018. The transaction will be immediately accretive to Upland’s Adjusted EBITDA per share.

About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise. All of Upland’s solutions are backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit www.uplandsoftware.com.

About Cimpl
Cimpl is leading the revolution of telecom, IT, and cloud expense management by helping companies manage the costs of services associated with mobility, fixed telecom, cloud, M2M, IT, and UC assets. Its signature solution brings together actionable real-time data and everyday processes to ensure that companies know what they have and what it costs at any given time. Cimpl was recently recognized in the 2019 Gartner Market Guide for Telecom Expense

Management and has been named the Rising Star and Solution Innovation of the Year by AOTMP as an innovative and transformational Technology Expense Management Solution. For more information, visit https://home.Cimpl.com/.

Notes & Forward-looking Statements
Annualized revenues exclude the impact of deferred revenue discount associated with GAAP purchase accounting. This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; our ability to maintain our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Forms 10-Q, annual reports on Form 10-K, and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and they are used by our institutional investors and the analyst community to help them analyze the health of our business.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Forms 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com. We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

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Media Contact:
Christina Turner
1-833-UPLAND-1
media@uplandsoftware.com